Exhibit 99.1

Cash America Announces Fourth Quarter Adjusted Net Income from Continuing Operations Per Share up 16%

FORT WORTH, Texas--(BUSINESS WIRE)--January 29, 2015--Cash America International, Inc. (NYSE: CSH) announced today that reported net income from continuing operations for the fourth quarter ended December 31, 2014 was $7,492,000 (26 cents per share) up 8% from net income per share from continuing operations for the fourth quarter of 2013 of $7,309,000 (24 cents per share). The comparison is before consideration of the unusual items that affected financial results in both periods. During the fourth quarter of 2014, management implemented administrative reorganization plans that generated $879,000 in after-tax expenses (3 cents per share) to create efficiencies in its lending operations management. Excluding the unusual expense item discussed above, adjusted net income from continuing operations, a non-GAAP measure, would have been $8,371,000 (29 cents per share) for the fourth quarter ended December 31, 2014, which is up 16% to the comparable adjusted net income per share from continuing operations, a non-GAAP measure, for the fourth quarter of 2013, that included an aggregate after-tax net expense of $320,000 (1 cent per share) from multiple unusual items, including a small amount for the early extinguishment of debt. Adjusted net income from continuing operations, a non-GAAP measure, was $7,629,000 (25 cents per share) for the fourth quarter of 2013. Details of the adjustments for all periods are provided in the attachment to this release.

Total revenue during the fourth quarter of 2014 increased 7% to $289.4 million compared to $271.0 million during the same period in 2013. Net revenue for the three months ended December 31, 2014 decreased slightly to $151.7 million from $152.4 million in the same period of 2013, as growth in pawn-related net revenue was offset by lower net fees from unsecured consumer loans.

Commenting on the results for the fourth quarter, Daniel R. Feehan, President and Chief Executive Officer said, “Retail sales in our pawn locations posted an increase of 16% during the important holiday selling season, which was our primary objective coming into the quarter. While I am pleased with the growth in net earnings in the fourth quarter compared to the prior year, a lot of the progress is obscured by our strategic decision to de-emphasize unsecured consumer loans in our business, which impacted our year-over-year net revenue comparison for the quarter. When excluding net fees from consumer loans and gross profit on the disposition of scrap gold and diamonds, same store net revenue from pawn-related activities was up 3.7% in the fourth quarter of 2014 compared to the fourth quarter of 2013.”

For the year ended December 31, 2014, total revenue increased 6% to $1.1 billion for the year ended December 31, 2014 compared to $1.0 billion for the same period in 2013. The Company reported a net loss from continuing operations of $10.4 million (36 cents per share) compared to net income of $59.2 million ($1.93 per share) for the fiscal years ended 2014 and 2013, respectively. However, both periods were heavily influenced by unusual items. Excluding unusual items, including costs related to the early extinguishment of debt, during the year ended 2014 that totaled $25.8 million (87 cents per share), adjusted net income from continuing operations, a non-GAAP measure, for the year ended December 31, 2014 would have been $15.4 million (51 cents per share). This compares to adjusted net income from continuing operations, a non-GAAP measure, of $37.9 million ($1.23 per share) for the year ended December 31, 2013, which excludes a net benefit after taxes of $21.3 million (70 cents per share) from multiple unusual items in the prior year. Details of the adjustments are provided in the attachment to this release.

Cash America will conduct a conference call to discuss its fourth quarter earnings on Thursday, January 29, 2015, at 7:00 AM CST. A live web cast of the call will be available on the Company’s corporate web site in the Investor Relations section (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software.

Outlook for the First Quarter of 2015 and the 2015 Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which primarily take the form of pawn loans and, to a much lesser extent, consumer loans. Other elements expected to affect the growth in revenue include the Company’s ability to grow pawn loan balances and its ability to profitably liquidate merchandise primarily from unredeemed pawn loans. Based on the preceding factors management estimates the first quarter of fiscal 2015 net income from continuing operations per share to be between 20 cents and 30 cents. The net income per share from continuing operations for the first quarter ended March 31, 2014 was $3.2 million (11 cents per share), which included $1.0 million (3 cents per share) in expenses primarily related to the early extinguishment of debt and $0.2 million (1 cent per share) related to a litigation settlement. Excluding the impact of these after-tax adjustments, adjusted diluted net income per share from continuing operations, a non-GAAP measure, would have been 15 cents per share for the first quarter of 2014.

At this time management adjusts its previously reported expectations for its fiscal year 2015 adjusted EBITDA to an anticipated range of between $110 to $125 million, which management estimates will generate between 80 cents and $1.10 in net income per share from continuing operations. This compares to a reported net loss from continuing operations of 36 cents per share that included unusual items, including expenses for the early extinguishment of debt during the year ended 2014 that totaled 87 cents per share. Adding back the 87 cents incurred during 2014, adjusted net income from continuing operations, a non-GAAP measure, for the year ended December 31, 2014 would have been 51 cents per share.

About the Company

As of December 31, 2014, Cash America International, Inc. (the “Company”) operated 943 total locations offering specialty financial services to consumers, which included the following:

  859 lending locations in 21 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;” and
  84 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

For additional information regarding Cash America International, Inc. visit its website located at www.cashamerica.com.

Non-GAAP Measures

The “Adjusted Earnings and Adjusted Earnings Per Share,” “Adjusted EBITDA,” and the “Estimated Adjusted EBITDA for 2015” sections included in the attachments to this press release contain a reconciliation of non-GAAP information and a discussion of the reasons why the Company’s management believes that presentation of non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013; risks related to the separation of the Company and Enova International, Inc.; a claim relating to the terms of the Company’s 5.75% senior notes; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; public and regulatory perception of the Company’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for the Company’s services and changes in competition; impairment risk related to the Company’s goodwill and intangible assets; the Company’s ability to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Consolidated Operations:
Total revenue	$289,443	$271,046	$1,094,696	$1,030,486
Net revenue	151,725	152,398	589,550	586,514
Total expenses	135,412	132,481	556,583	525,346

Income from Operations	$16,313	$19,917	$32,967	$61,168
Income (Loss) from Continuing Operations before Income Taxes	12,574	13,959	(8,346)	43,985

Net Income (Loss) from Continuing Operations before Noncontrolling Interest	$7,492	$7,309	$(10,387)	$59,490
Net income attributable to the noncontrolling interest in continuing operations	$—	$—	$—	$(308)

Net Income (Loss) from Continuing Operations	$7,492	$7,309	$(10,387)	$59,182

Net Income from Discontinued Operations, Net of Tax (a)	$14,522	$19,975	$109,025	$83,346

Net Income Attributable to Cash America International, Inc.	$22,014	$27,284	$98,638	$142,528

Earnings per share: (b)
Basic Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.26	$0.26	$(0.36)	$2.07
Net Income from Discontinued Operations	$0.50	$0.70	$3.77	$2.91
Net Income Attributable to Cash America International, Inc.	$0.75	$0.96	$3.41	$4.97
Diluted Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.26	$0.24	$(0.36)	$1.93
Net Income from Discontinued Operations	$0.50	$0.67	$3.72	$2.72
Net Income Attributable to Cash America International, Inc.	$0.75	$0.91	$3.36	$4.66

Weighted average common shares outstanding:
Basic	29,177	28,391	28,901	28,657
Diluted	29,284	29,968	29,341	30,613

(a) Includes the operations of Enova International, Inc. (“Enova”), the wholly-owned subsidiary of Cash America International, Inc. (the “Company”) that the Company spun-off on November 13, 2014. Prior to the spin-off, Enova comprised the e-commerce segment of the Company.

(b) Earnings per share amounts included in this information may not sum due to rounding differences.

			As of December 31,
Selected Balance Sheet Information:			2014	2013
Cash and cash equivalents			$53,042	$19,748
Pawn loans			$252,168	$261,148
Consumer loans, net			$44,853	$54,732
Merchandise held for disposition, net			$212,849	$208,899
Current portion of long-term debt			$—	$22,606
Long-term debt			$196,470	$717,383

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue
Pawn loan fees and service charges	$82,878	$83,859	$329,368	$311,799
Proceeds from disposition of merchandise	181,692	156,530	660,006	595,439
Consumer loan fees	23,184	28,738	97,674	113,211
Other	1,689	1,919	7,648	10,037
Total Revenue	289,443	271,046	1,094,696	1,030,486
Cost of Revenue
Disposed merchandise	130,770	109,216	474,137	410,613
Consumer loan loss provision	6,948	9,432	31,009	33,359
Total Cost of Revenue	137,718	118,648	505,146	443,972
Net Revenue	151,725	152,398	589,550	586,514
Expenses
Operations and administration	119,900	117,681	490,465	469,218
Loss on divestitures	—	—	5,176	—
Depreciation and amortization	15,512	14,800	60,942	56,128
Total Expenses	135,412	132,481	556,583	525,346
Income from Operations	16,313	19,917	32,967	61,168
Interest expense	(3,739)	(10,705)	(26,520)	(36,319)
Interest income	—	5,049	7,647	19,862
Foreign currency transaction (loss) gain	—	(41)	113	17
Loss on extinguishment of debt	—	(261)	(22,553)	(607)
Equity in loss of unconsolidated subsidiary	—	—	—	(136)
Income (Loss) from Continuing Operations before Income Taxes	12,574	13,959	(8,346)	43,985
Provision (benefit) for income taxes	5,082	6,650	2,041	(15,505)
Net Income (Loss) from Continuing Operations before Noncontrolling Interest	7,492	7,309	(10,387)	59,490
Net income attributable to the noncontrolling interest in continuing operations	—	—	—	(308)
Net Income (Loss) from Continuing Operations	7,492	7,309	(10,387)	59,182
Net Income from Discontinued Operations, Net of Tax	14,522	19,975	109,025	83,346
Net Income Attributable to Cash America International, Inc.	$22,014	$27,284	$98,638	$142,528
Earnings Per Share:
Basic Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.26	$0.26	$(0.36)	$2.07
Net Income from Discontinued Operations	$0.50	$0.70	$3.77	$2.91
Net Income Attributable to Cash America International, Inc.	$0.75	$0.96	$3.41	$4.97
Diluted Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.26	$0.24	$(0.36)	$1.93
Net Income from Discontinued Operations	$0.50	$0.67	$3.72	$2.72
Net Income Attributable to Cash America International, Inc.	$0.75	$0.91	$3.36	$4.66
Weighted average common shares outstanding:
Basic	29,177	28,391	28,901	28,657
Diluted	29,284	29,968	29,341	30,613
Dividends declared per common share	$0.050	$0.035	$0.155	$0.140

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN AND CONSUMER LOAN METRICS (dollars in thousands, except where otherwise noted)

The following tables outline certain data related to pawn loan activities and consumer lending activities for the continuing operations of Cash America International, Inc. and its subsidiaries (the “Company”) as of and for the three months and years ended December 31, 2014 and 2013 (dollars in thousands except where otherwise noted):

Pawn Loan Metrics:	As of December 31,
	2014	2013	Change	% Change
Ending pawn loan balances	$252,168	$261,148	$(8,980)	(3.4)%
Ending merchandise balance, net	$212,849	$208,899	$3,950	1.9%

	Three Months Ended December 31,
	2014	2013	Change	% Change
Pawn loan fees and service charges	$82,878	$83,859	$(981)	(1.2)%
Average pawn loan balance outstanding	$256,118	$254,877	$1,241	0.5%
Amount of pawn loans written and renewed	$251,486	$264,600	$(13,114)	(5.0)%
Average amount per pawn loan (in ones)	$129	$124	$5	4.0%
Annualized yield on pawn loans	128.4%	130.5%
Gross profit margin on disposition of merchandise	28.0%	30.2%
Merchandise turnover	2.4	2.1

	Year Ended December 31,
	2014	2013	Change	% Change
Pawn loan fees and service charges	$329,368	$311,799	$17,569	5.6%
Average pawn loan balance outstanding	$251,695	$238,109	$13,586	5.7%
Amount of pawn loans written and renewed	$1,071,760	$1,014,662	$57,098	5.6%
Average amount per pawn loan (in ones)	$123	$124	$(1)	(0.8)%
Annualized yield on pawn loans	130.9%	130.9%
Gross profit margin on disposition of merchandise	28.2%	31.0%
Merchandise turnover	2.3	2.4

Consumer Loan Metrics:	As of December 31,
	2014	2013	Change	% Change
Combined ending loan balance, gross (a)	$58,806	$77,182	$(18,376)	(23.8)%
Less: allowance and liabilities for losses	(5,222)	(5,941)	719	(12.1)%
Combined ending loan balance, net (a)	$53,584	$71,241	$(17,657)	(24.8)%

	Three Months Ended December 31,
	2014	2013	Change	% Change
Consumer loan fees	$23,184	$28,738	$(5,554)	(19.3)%
Consumer loan loss provision	6,948	9,432	(2,484)	(26.3)%
Consumer loan fees, net of loss provision	$16,236	$19,306	$(3,070)	(15.9)%
Consumer loan loss provision as a % of consumer loan fees	30.0%	32.8%

	Year Ended December 31,
	2014	2013	Change	% Change
Consumer loan fees	$97,674	$113,211	$(15,537)	(13.7)%
Consumer loan loss provision	31,009	33,359	(2,350)	(7.0)%
Consumer loan fees, net loss provision	$66,665	$79,852	$(13,187)	(16.5)%
Consumer loan loss provision as a % of consumer loan fees	31.7%	29.5%

________________________________________ (a) Non-GAAP measure. Refer to page 8 for a reconciliation of non-GAAP measures to GAAP measures for consumer loan balances.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA (dollars in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is generally the principal amount loaned on an item or the amount paid for purchased merchandise. The following tables summarize the proceeds from the disposition of merchandise and the related profit for the three months and years ended December 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended December 31,
	2014			2013
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$150,347	$31,345	$181,692	$131,229	$25,301	$156,530
Gross profit on disposition	$48,687	$2,235	$50,922	$42,930	$4,384	$47,314
Gross profit margin	32.4%	7.1%	28.0%	32.7%	17.3%	30.2%
Percentage of total gross profit	95.6%	4.4%	100.0%	90.7%	9.3%	100.0%

	Year Ended December 31,
	2014			2013
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$528,312	$131,694	$660,006	$427,644	$167,795	$595,439
Gross profit on disposition	$173,714	$12,155	$185,869	$151,757	$33,069	$184,826
Gross profit margin	32.9%	9.2%	28.2%	35.5%	19.7%	31.0%
Percentage of total gross profit	93.5%	6.5%	100.0%	82.1%	17.9%	100.0%

The table below summarizes the age of merchandise held for disposition related to the Company’s pawn lending activities before valuation allowance of $2.4 million and $0.9 million as of December 31, 2014 and 2013, respectively (dollars in thousands):

	As of December 31,
	2014		2013
	Amount	%	Amount	%
Jewelry - held for one year or less	$111,963	52.0%	$116,256	55.4%
Other merchandise - held for one year or less	90,642	42.1%	79,851	38.1%
Total merchandise held for one year or less	202,605	94.1%	196,107	93.5%
Jewelry - held for more than one year	3,494	1.6%	6,734	3.2%
Other merchandise - held for more than one year	9,150	4.3%	7,007	3.3%
Total merchandise held for more than one year	12,644	5.9%	13,741	6.5%
Merchandise held for disposition, gross	$215,249	100.0%	$209,848	100.0%
Merchandise held for disposition, net of allowance	$212,849		$208,899

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN BALANCES (dollars in thousands, except where otherwise noted)

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. The Company also reports allowances and liabilities for estimated losses on consumer loans individually and on a combined basis, which are GAAP measures that are included in the Company’s financial statements.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

The following table summarizes consumer loan balances outstanding as of December 31, 2014 and 2013 (dollars in thousands):

	As of December 31,
	2014			2013
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Short-term loans	$42,954	$2,718	$45,672	$49,856	$4,900	$54,756
Installment loans	6,061	7,073	13,134	9,787	12,639	22,426
Total ending loan balance, gross	49,015	9,791	58,806	59,643	17,539	77,182
Less: Allowance and liabilities for losses	(4,162)	(1,060)	(5,222)	(4,911)	(1,030)	(5,941)
Total ending loan balance, net	$44,853	$8,731	$53,584	$54,732	$16,509	$71,241
Allowance and liability for losses as a % of consumer loan balances, gross	8.5%	10.8%	8.9%	8.2%	5.9%	7.7%

(a) GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company’s credit services organization and credit access business programs (the “CSO programs”), so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its consolidated balance sheets.

(b) Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES LOCATION INFORMATION

The following table sets forth the number of Company-owned and franchised locations offering pawn lending, consumer lending, and other services as of December 31, 2014 and 2013. The Company provides these services under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.”

	As of December 31,
	2014	2013
Locations offering: (a)
Both pawn and consumer lending	272	582
Pawn lending only	548	294	(b)
Consumer lending only	39	40
Other (c)	84	90
Total	943	1,006

(a) Includes locations that operated in 21 states in the United States as of December 31, 2014 and 22 states as of December 31, 2013, respectively, and locations that operated in Mexico prior to the Company's sale of the Mexico-based pawn operations in August 2014.

(b) Includes 47 locations that operated in Mexico as of December 31, 2013. Prior to the Company’s sale of its Mexico-based pawn operations in August 2014, the Company’s foreign locations operated under the name “Cash America casa de empeño”.

(c) As of December 31, 2014, and 2013, includes 84 and 90 unconsolidated franchised check cashing locations, respectively, that operated in 12 and 14 states in the United States, respectively.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted net income (loss) from continuing operations, adjusted diluted net income (loss) per share from continuing operations, adjusted earnings from continuing operations and adjusted earnings per share from continuing operations (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments included in the table below, especially those included in “Adjusted net income and adjusted diluted net income per share from continuing operations,” are useful to investors in order to allow them to compare the Company’s financial results for the current quarter and current year ended with the prior year quarter and prior year, respectively. The computation of Adjusted Earnings Measures as presented below may differ from the computation of similarly-titled measures provided by other companies.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES NON-GAAP DISCLOSURE ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

The following table provides a reconciliation for the three months and years ended December 31, 2014 and 2013, respectively, between net income (loss) from continuing operations and diluted net income (loss) per share from continuing operations calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)
Net income (loss) and diluted net income (loss) per share from continuing operations	$7,492	$0.26	$7,309	$0.24	$(10,387)	$(0.36)	$59,182	$1.93
Adjustments (net of tax):
2014 Reorganization (b)	879	0.03	—	—	4,749	0.16	—	—
Loss on divestitures (c)	—	—	—	—	6,444	0.22	—	—
Loss on early extinguishment of debt (d)	—	—	164	0.01	14,208	0.48	382	0.01
2013 Litigation Settlement (e)	—	—	—	—	400	0.01	11,340	0.37
Texas Consumer Loan Store Closures (f)	—	—	865	0.03	—	—	865	0.03
Regulatory Penalty (g)	—	—	2,500	0.08	—	—	2,500	0.08
Charges related to Ohio Reimbursements (h)	—	—	(3,209)	(0.11)	—	—	(3,209)	(0.10)
Tax benefit related to Creazione Deduction (i)	—	—	—	—	—	—	(33,201)	(1.09)
Adjusted net income and adjusted diluted net income per share from continuing operations	8,371	0.29	7,629	0.25	15,414	0.51	37,859	1.23
Other adjustments (net of tax):
Intangible asset amortization	1,036	0.03	890	0.03	4,148	0.14	3,495	0.11
Non-cash equity-based compensation	(234)	(0.01)	636	0.03	2,806	0.11	3,092	0.11
Non-cash interest and debt issuance cost amortization	—	—	596	0.02	518	0.02	2,493	0.08
Foreign currency transaction loss (gain)	—	—	26	—	(71)	—	(11)	—
Adjusted earnings and adjusted earnings per share from continuing operations	$9,173	$0.31	$9,777	$0.33	$22,815	$0.78	$46,928	$1.53

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period. Per-share values may not compute correctly using the weighted average common shares outstanding value as the denominator due to rounding differences.

(b) For the three months ended December 31, 2014, represents charges of $1.4 million, net of tax benefit of $0.5 million related to a reorganization of the Company’s operations and administration functions (the “2014 Reorganization”). For the year ended December 31, 2014, represents charges of $7.5 million, net of tax benefit of $2.8 million.

(c) For the year ended December 31, 2014, represents a loss on the sale of the Company’s Mexico-based pawn operations of $2.8 million and tax provision of $1.7 million, a $2.1 million expense, net of tax benefit of $0.3 million recognized related to an uncollectible receivable as a result of the Company’s discontinuation of its Mexico-based pawn operations, and a loss on the sale of Colorado pawn lending locations of $0.3 million, net of tax benefit of $0.1 million.

(d) For the year ended December 31, 2014, represents $22.6 million of charges, net of tax benefit of $8.4 million. For the three months and year ended December 31, 2013, represents charges of $0.3 million and $0.6 million, net of tax benefit of $0.1 million and $0.2 million, respectively.

(e) Represents charges related to settlement of a litigation matter in 2013 (the “2013 Litigation Settlement”). For the year ended December 31, 2014, represents charges of $0.6 million, net of tax benefit of $0.2 million. For the year ended December 31, 2013, represents $18.0 million of charges, net of tax benefit of $6.7 million.

(f) For the year ended December 31, 2013, represents charges of $1.4 million, net of tax benefit of $0.5 million and relates to the closure of 36 consumer lending-only locations in Texas during 2013.

(g) Represents the charges allocated to continuing operations incurred in connection with a penalty paid to the Consumer Financial Protection Bureau related to the issuance of a consent order by the CFPB (the “Regulatory Penalty”), which is nondeductible for tax purposes.

(h) For the three months and year ended December 31, 2013, represents the decrease in the Company’s remaining liability of $5.0 million, net of tax provision of $1.8 million related to voluntary reimbursements to Ohio customers (the “Ohio Adjustment”).

(i) In connection with the liquidation of Creazione, a Mexican subsidiary of the Company, represents a recognized income tax benefit related to a tax deduction included on the Company’s 2013 federal income tax return for its tax basis in the stock of Creazione (the “Creazione Deduction”).

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES NON-GAAP DISCLOSURE ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings from continuing operations excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on early extinguishment of debt, equity in earnings or loss of unconsolidated subsidiary, taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s estimated enterprise value. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare the Company’s financial results during the periods shown without the effect of each of these income and expense items. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies. The following table provides a reconciliation between net (loss) income from continuing operations, which is the nearest GAAP measure presented in the Company’s financial statements, to Adjusted EBITDA (dollars in thousands):

	Year Ended December 31,
	2014	2013
Net (loss) income from continuing operations	$(10,387)	$59,182
Net income attributable to the noncontrolling interest	—	308
Provision (benefit) for income taxes (a)	2,041	(15,505)
Equity in loss of unconsolidated subsidiary	—	136
Loss on early extinguishment of debt (b)	22,553	607
Foreign currency transaction loss	(113)	(17)
Interest expense, net	18,873	16,457
Depreciation and amortization expenses (c)	60,942	55,949
Adjustments:
2014 Reorganization (d)	7,538	—
Loss on divestitures (e)	5,176	—
Texas Consumer Loan Store Closures (f)	—	1,373
Regulatory Penalty (g)	—	2,500
2013 Litigation settlement (h)	635	18,000
Charges related to the Ohio Adjustment (i)	—	(5,000)
Adjusted EBITDA	$107,258	$133,990
Adjusted EBITDA margin calculated as follows:
Total revenue	$1,094,696	$1,030,486
Adjusted EBITDA	$107,258	$133,990
Adjusted EBITDA as a percentage of total revenue	9.8%	13.0%

(a) For the year ended December 31, 2013, includes an income tax benefit of $33.2 million related to the Creazione Deduction and tax effects for adjustments noted in (g) and (i) below.

(b) For the year ended December 31, 2014, represents $22.6 million of charges, before tax benefit of $8.4 million. For the year ended December 31, 2013, represents charges of $0.6 million, before tax benefit of $0.2 million.

(c) Excludes $0.2 million of depreciation and amortization expenses for the year ended December 31, 2013, which is included in “Texas Consumer Loan Store Closures”.
(d) Represents charges of $7.5 million, before tax benefit of $2.8 million.

(e) Represents a loss on the sale of the Mexico-based pawn operations of $2.8 million and tax provision of $1.7 million, a $2.1 million expense, before tax benefit of $0.3 million recognized related to an uncollectible receivable as a result of the Company’s discontinuation of its Mexico-based pawn operations, and a loss on the sale of Colorado pawn lending locations of $0.3 million, before tax benefit of $0.1 million.

(f) Represents charges related to the Texas Consumer Loan Store Closures of $1.4 million, before tax benefit of $0.5 million.
(g) Represents charges for the Regulatory Penalty allocated to continuing operations, which is nondeductible for tax purposes.

(h) For the year ended December 31, 2014, represents charges of $0.6 million, before tax benefit of $0.2 million. For the year ended December 31, 2013, represents charges of $18.0 million, before tax benefit of $6.7 million.

(i) For the year ended December 31, 2013, represents the Ohio Adjustment of $5.0 million, before tax provision of $1.8 million.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES NON-GAAP DISCLOSURE ESTIMATED ADJUSTED EBITDA FOR 2015

The following table reconciles estimated income from operations to Adjusted EBITDA, a non-GAAP measure (dollars in thousands):

	Estimated Results
	Year ended December 31, 2015
	Low	High
	Unaudited
Income from operations	$50,000	$62,000
Depreciation and amortization	60,000	63,000
Adjusted EBITDA	$110,000	$125,000

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100